EXHIBIT 16.1



                                  (letterhead)

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent auditors for Tasty Fries, Inc.("Company"). We have acquired the firm who had acted as the Company's principal accountants and accordingly resigned our position as the Company's auditors. We have read the Company's statements included under Item 4 of its Form 8-K for January 30, 2001, and agree with such statements.

Very truly yours,

/s/ Larsen Allen & Weishair & Co., LLP
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Blue Bell, PA 19422
January 30, 2001